UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 19, 2011
CONEXANT SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	000-24923 (Commission File Number)	25-1799439 (I.R.S. Employer Identification No.)

4000 MacArthur Boulevard Newport Beach, California (Address of principal executive offices)	92660 (Zip Code)
Registrant’s telephone number, including area code: 949-483-4600
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     As previously announced, effective on April 19, 2011, Conexant Systems, Inc., a Delaware corporation (the “Company”), completed its merger (the “Merger”) with Gold Acquisition Corp. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of Gold Holdings, Inc., a Delaware corporation (“Gold”). Pursuant to the Agreement and Plan of Merger dated as of February 20, 2011, by and among the Company, Gold and Merger Sub (the “Merger Agreement”), David C. Dominik and John D. Knoll, the directors of Merger Sub immediately prior to the effective time of the Merger (the “Effective Time”), became the directors of the Company as of the Effective Time.
     In addition, in connection with the consummation of the Merger, each of the following officers resigned effective as of April 19, 2011: D. Scott Mercer, Chairman of the Board and Chief Executive Officer; Christian Scherp, Executive Vice President; and Jean Hu, Chief Financial Officer, Treasurer and Senior Vice President. Mark Peterson and Michael Elbaz also resigned as Senior Vice President, Chief Legal Officer and Secretary and Vice President, Finance and Chief Accounting Officer, respectively, as of April 19, 2011. Mr. Peterson is expected to remain an employee of the Company until April 29, 2011.
     Effective as of April 19, 2011, Sailesh Chittipeddi, theretofore President and Chief Operating Officer of the Company, was appointed President and Chief Executive Officer, and David C. Walker was appointed Vice President of Finance and Chief Accounting Officer of the Company. Mr. Chittipeddi, 48, had served as the Company’s President and Chief Operating Officer since November 18, 2010. He was Co-President since June 2009. He served as the Company’s Executive Vice President, Global Operations and Chief Technology Officer from April 2008 to June 2009. From June 2006 to April 2008, he served as the Company’s Senior Vice President of Global Operations. From 2001 to 2006, he served as a director in the global operations organization at Agere Systems, Inc. (semiconductors and related devices).
     Since May 2004, Mr. Walker, 52, had served as the Company’s Executive Director of Taxes. Mr. Walker joined the Company in February 2000 as Director of International Taxes and initially assisted in the incorporation of the Company’s Internet Infrastructure division where he was Director of Taxes from 2002 to May 2004. Prior to joining the Company, he worked at First Consulting Group, Inc. as director of taxes from 1998 to 2000. Before that, he was with AST Research, Inc. from 1991 to 1998 where he held positions as director of worldwide taxes and director of finance. Mr. Walker was with Coopers & Lybrand, a predecessor to PricewaterhouseCoopers LLC, from 1984 to 1991. He is a certified public accountant and holds a masters degree in taxation.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     In connection with the consummation of the Merger, at the Effective Time, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, became the bylaws of the Company (except that the name of the surviving corporation set forth therein is “Conexant Systems, Inc.”). A copy of the amended and restated bylaws of the Company is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

3.1	Amended and Restated By-laws of the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONEXANT SYSTEMS, INC. (Registrant)
	By:	/s/ Sailesh Chittipeddi
Date: April 25, 2011		Sailesh Chittipeddi
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
3.1	Amended and Restated By-laws of the Company.